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                                                                   EXHIBIT 10.10

                                                                        MEDICODE
October 9, 1996

Mr. Tom Martin
3280 Oakwood Court
Morgan Hills, CA  95037

Dear Tom:

On behalf of Medicode Inc., I am pleased to extend to you an offer to join Medicode as the Vice President of Software Development, reporting directly to Gene Cattarina. We believe that your active involvement and participation with Medicode, Inc. will be an asset in the Company's overall success.

The compensation package which Medicode is prepared to offer consists of the following components:

     Base salary of $135,000 per annum

     Executive bonus plan:  Up to 50% of salary (similar to Alltel plan)

     Stock Options: 50,000 shares of Medicode stock to be vested over 4 years. The estimated strike price is $2.50/share. This will be confirmed at our board meeting on 10/19/96.

     Benefits package comprised of health insurance, paid holidays, paid vacation, sick leave, 125 plan, company-contributing 401(k) plan, long-term disability, short-term disability, life insurance and AD&D.

     Travel expense reimbursement: Airfare between Salt Lake City and San Jose, lodging and automobile rental for a period of six months.

     Relocation expense reimbursement: Medicode will pay closing costs and commission sales expenses on your home in California; all moving costs; and closing costs for home or land in Utah. These amounts will be grossed up to cover applicable taxes.

     Up to $5,000 a year expense reimbursement for family to travel back and forth from Salt Lake to California.

     Six month salary severance if terminated by Medicode without cause.

     A first year recoverable draw of $1,500/month against bonus plan.

We are excited about the prospect of having you join our Executive Management Team and look forward to hearing from you. Please let me know if you have any questions or need additional information.

Sincerely,                                    Accepted:


/S/ Ann S. Bezdjian
Ann S. Bezdjian                               /S/ Tom Martin
                                              ---------------------------
Human Resource Director                       Tom Martin

                                                    10-10-96
                                              ---------------------------
                                              Date

                                                 MED-INDEX
                                                 MEDICAL DATA RESEARCH
                                                 AND SOFTOUCH ARE
                                                 DIVISIONS OF MEDICODE, INC.

                                                 5225 WILEY POST WAY, SUITE 500
                                                 SALT LAKE CITY, UTAH 84116
                                                 (801) 536-1005
                                                 FAX (801) 536-1009